Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated February 3, 2014, included as part of the consolidated financial statements of Constellation Energy Partners LLC as of December 31, 2013, in the Amendment No. 5 to Registration Statement on Form S-4 and related Prospectus of Sanchez Production Partners LLC.

NETHERLAND, SEWELL & ASSOCIATES, INC

By:	/s/ Danny D. Simmons
Danny D. Simmons
President and Chief Operating Officer

Houston, Texas

December 30, 2014